UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2010
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices, including zip code)
(713) 296-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On August 13, 2010, Apache Corporation (“ Apache”) entered into a $1.0 billion 364-day syndicated senior revolving credit facility pursuant to a Credit Agreement (the “ 364-Day Credit Agreement”), among Apache, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., Bank Of America, N.A. and Goldman Sachs Bank USA, as Co-Syndication Agents, and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Banc Of America Securities, LLC and Goldman Sachs Bank USA, As Co-Lead Arrangers And Joint Bookrunners, and the lenders party thereto.
     Apache may borrow, repay and reborrow under the 364-Day Credit Agreement subject to covenants, events of default and representations and warranties that are substantially similar to those in Apache’s existing revolving credit facilities. The aggregate amount at any time outstanding under the 364-Day Credit Agreement may not exceed the total commitment amount of $1.0 billion. The 364-Day Credit Agreement may be used for Apache’s recently announced acquisition of BP properties and for its general corporate purposes, including any non-hostile acquisitions, or to backup its commercial paper facilities.
     The 364-Day Credit Agreement will terminate and all amounts outstanding thereunder will be due on August 12, 2011 unless Apache requests a 364 day extension not less than 90 days prior to the termination date or Apache elects the Term Out Option described below. The 364-Day Credit Agreement is subject to additional 364 day extensions provided that Apache requests such extension not less than 90 days prior to the effective termination date (as extended). No lender is under any obligation to consent to any 364 day extension; however, Apache may elect to repay loans from any non-consenting lender and terminate such lender’s loan commitment, or replace any non-consenting lender, and in either case proceed with its requested 364 day extension with respect to the remaining balance of the loan commitments under the 364-Day Credit Agreement, provided that lenders having at least 51% of the aggregate total loan commitments have agreed to the requested extension.
     Apache may also elect to convert the outstanding revolving loans into a term loan of like amount on the termination date (as extended) (the “ Term Out Option”) by providing notice to the Administrative Agent no less than three days prior to such termination date and paying a fee equal to 1.0% of the loans outstanding. If Apache exercises the Term Out Option, no amounts paid or prepaid may be reborrowed and the term loan will be due and payable in a single payment one year following the date of such conversion.
     All borrowings under the 364-Day Credit Agreement will bear interest at one of the following two rate options, as selected by Apache:
•	A base rate, which is defined as a rate per annum equal to the greatest of (a) the prime rate as announced by JPMorgan Chase Bank, N.A., (b) the federal funds rate plus .50%, and (c) the London Interbank Offered Rate (“LIBOR”) for a one-month interest period plus 1%; or
•	LIBOR plus a margin varying from .50% to 3.50% based upon prices reported in the credit default swap market with respect to Apache’s one-year indebtedness and the rating for Apache’s senior, unsecured non-credit enhanced long term indebtedness for borrowed money. For LIBOR-based interest rates, Apache may select an interest period of one, two, three or six months (or, with the consent of each lender, nine or twelve months).
     Apache must also pay a commitment fee on the 364-Day Credit Agreement equal to a rate per annum that varies from .10% to .35% of the undrawn amount under 364-Day Credit Agreement based upon the rating for its senior, unsecured non-credit enhanced long term indebtedness for borrowed money. The commitment fee is currently .125%.

     The foregoing summary of the 364-Day Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 364-Day Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
     The 364-Day Credit Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Apache. The representations, warranties and covenants contained in the 364-Day Credit Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the 364-Day Credit Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the 364-Day Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the 364-Day Credit Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Apache or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the 364-Day Credit Agreement, which subsequent information may or may not be fully reflected in Apache’s public disclosures.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information required by this item is included in Item 1.01 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.
10.1	Credit Agreement dated August 13, 2010, among Apache Corporation, JP Morgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., Bank Of America, N.A. and Goldman Sachs Bank USA, as Co-Syndication Agents, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Banc Of America Securities, LLC and Goldman Sachs Bank USA, As Co-Lead Arrangers and Joint Bookrunners, and the lenders party thereto.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Dated: August 16, 2010	By:	/s/ Roger B. Plank
Roger B. Plank, President
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement dated August 13, 2010, among Apache Corporation, JP Morgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., Bank Of America, N.A. and Goldman Sachs Bank USA, as Co-Syndication Agents, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Banc Of America Securities, LLC and Goldman Sachs Bank USA, As Co-Lead Arrangers and Joint Bookrunners, and the lenders party thereto.

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